Exhibit 32.1

Certification Pursuant To Section 906 of The Sarbanes-Oxley Act of 2002,

18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Rubicon Technology, Inc. (the “Company”) for the fiscal quarter ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Raja M. Parvez, President and Chief Executive Officer of the Company, and I, William F. Weissman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2011	By:	/s/ Raja M. Parvez
Raja M. Parvez
President and Chief Executive Officer

Date: May 9, 2011	By:	/s/ William F. Weissman
William F. Weissman
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.